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Exhibit 10.1

                              EMPLOYMENT AGREEMENT


         AGREEMENT, dated as of the 1st day of March, 2002, among iLive, Inc. a Nevada corporation, having a principal place of business at 2102 Business Center Drive, Irvine, CA 92612 (the "Company"), and Scott Henricks, an individual residing in Orange County, CA 92612 (the "Executive").

         WHEREAS, the Company desires to employ the Executive as its President and Chief Financial Officer; and

         WHEREAS, Executive is willing to accept such employment by the Company, all in accordance with provisions hereinafter set forth.

         NOW, THEREFORE, in consideration of the promises and mutual representations, covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree effective upon the Acquisition as follows:

         1. TERM: The term of this Agreement shall be for a period of one (1) years commencing on the effective date of the Offering (the "Effective Date") and terminating on the third anniversary date of the Effective Date, subject to earlier termination as provided herein or unless extended by mutual consent of the parties.

         2. EMPLOYMENT: (A) Subject to the terms and conditions and for the compensation hereinafter set forth, the Company hereby agrees to employ Executive for and during the term of this Agreement. Executive is hereby employed by the Company as its President and Chief Financial Officer responsible for the direction and leadership of the entire corporation, including Corporate governance, SEC filings, the overall management and financial health of the organization, Formulate and execute major policies, programs and objectives to promote and ensure the company's continuing success and growth, execute the strategic and tactical operational growth plans for the company, with particular emphasis on continued expansion into new products and markets take a leadership role in formulating and articulating the company's vision and mission, achieve maximum efficiency and profit objectives through the efforts of a strong management team, develop management personnel and implement effective succession plans, establish and maintain strong relationships with industry peers and major corporate players necessary for ensuring the company's continued growth, foster an achievement-oriented culture based on continuous learning principles where employees are motivated and rewarded for both individual and team contributions. The President and Chief Financial Officer reports to the Board of Directors and may appoint officers, agents or employees other than those appointed by the Board of Directors. The Executive will be an ex-officio member of all standing committees, including the Executive Committee, and shall have the general powers and duties of management normally vested in the office of President of a public company. The Executive may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws of the Corporation.

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         The Executive will have full management responsibility for the overall growth and profitability of the Company, requiring his expertise in marketing, finance and strategic management. The Executive is directly responsible for recruiting, developing and motivating the senior management team. The development of strategic plans, implementation of operational plans, building and growing of organizational infrastructures and instilling professional management disciplines that will facilitate the Company achieving stated objectives will be a primary responsibility. The Executive will also be as a facilitator for and key participant in strategic financing initiatives, supporting as may be required the Chairman and other Executive team members in negotiations with Investment Banks, industry analysts, major financial institutions and brokerage houses and investment funds.

         3. COMPENSATION:

         (A) SALARY: During the term of this Agreement, the Company agrees to pay Executive, and Executive agrees to accept, an annual salary of not less than $60,000 per year, payable in accordance with the Company's policies, for services rendered by Executive hereunder.

         (B) PERFORMANCE BONUS: As additional compensation, the Company may pay Executive a periodic bonus. The Board of Directors will fix the bonus payable to the Executive at the end of each year.

         (C) INCREASES: The annual salary is subject to periodic increases at the discretion of the Board of Directors with such increases to take effect no later than on each anniversary date of this Agreement.

         (D) SIGNING BONUS: There is no signing bonus.

         (E) STOCK OPTIONS: The Company will grant to Executive up to stock options to purchase shares of common stock of the Company, over the term of this employment agreement the terms of which will be presented to the Company's Board of Directors at a later date.

         4. EXPENSES: The Company shall reimburse Executive for all reasonable and actual business expenses incurred by him in connection with his service to the Company, upon submission by him of appropriate vouchers and expense account reports.

         5. BENEFITS:

         (A) INSURANCE: In addition to the salary and bonus to be paid to Executive hereunder, Executive and his dependents shall be entitled to participate in such other benefits as are extended to active executive employees of the Company and their dependents.

         (B) VACATION: Executive shall be entitled to take up to five (5) weeks of paid vacation annually at a time mutually convenient to the Company and Executive. Any such vacation time not used by Executive in any one year shall accumulate to his benefit in the succeeding years.

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         6. RESTRICTIVE COVENANTS: (A) Executive recognizes and acknowledges that the Company, through the expenditure of considerable time and money, has developed and will continue to develop in the future information concerning customers, clients, marketing, business and operational methods of the Company and its customers or clients, contracts, financial or other data, technical data or any other confidential or proprietary information possessed, owned or used by the Company, and that the same are confidential and proprietary, and are "confidential information" of the Company. In consideration of his employment by the Company hereunder, Executive agrees that he will not, without the consent of the Board, make any disclosure of confidential information now or hereafter possessed by the Company to any person, partnership, corporation or entity either during or after the term hereunder, except to employees of the Company or its subsidiaries or affiliates and to others within or without the Company, as the Executive may deem necessary in order to conduct the Company's business and except as may be required pursuant to any court order, judgment or decision from any court of competent jurisdiction. The foregoing shall not apply to information which is in the public domain on the date hereof; which, after it is disclosed to Executive by the Company, is published or becomes part of the public domain through no fault of Executive; which is known to Executive prior to disclosure thereof to him by the Company as evidenced by his written records; or, after Executive is no longer employed by the Company, which is thereafter disclosed to Executive in good faith by a third party which is not under any obligation of confidence or secrecy to the Company with respect to such information at the time of disclosure to him. The provisions of this Section shall continue in full force and effect notwithstanding any lawful termination of Executive's employment under this Agreement for a period of one (1) year following said termination of employment.

         (B) Except in the ordinary course of his duties as President and Chief Financial Officer or in the furtherance of the business of the Company, during the period from the date of this Agreement until one (1) year following the date on which his employment with the Company is lawfully and properly terminated, Executive will not, directly or indirectly:

                  (i) persuade or attempt to persuade any person or entity which is or was a customer, client or supplier of the Company on the date on which Executive's employment with the Company is terminated to cease doing business with the Company, or to reduce the amount of business it does with the Company;

                  (ii) solicit for himself or any other person or entity other than the Company the business of any person or entity which is a customer or client of the Company, or was its customer or client within six (6) months prior to the termination of his employment by the Company, with respect to distribution of roofing supplies and related products; or

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                  (iii) persuade or attempt to persuade any employee of the
         Company, or any individual who was an employee of Company during the six (6) month period prior to the lawful and proper termination of this Agreement, to leave Company's employ, or to become employed by any person or entity other than the Company.

         (C) Executive acknowledges that the restrictive covenants (the "Restrictive Covenants") contained in this section 6 are a condition of his employment and are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part of any of the Restrictive Covenants, is invalid or unenforceable, the remainder of the Restrictive Covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or enforceable because of the geographic or temporal scope of such provision, such court shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

         (D) If Executive breaches, or threatens to breach, any of the Restrictive Covenants, the Company, in addition to and not in lieu of any other rights and remedies it may have at law or in equity, shall have the right to injunctive relief; it being acknowledged and agreed to by Executive that any such breach or threatened breach would cause irreparable and continuing injury to the Company and that money damages would not provide an adequate remedy to the Company.

         7. TERMINATION:

         (A) DEATH: In the event of Executive's death ("Death") during the term of his employment, Executive's designated beneficiary, or in the absence of such beneficiary designation, his estate shall be entitled to payment of Executive's salary from date of death to the expiration of one (1) year thereafter. In addition, Executive's beneficiary and/or dependents shall be entitled, for the same one year period to continuation, at the Company's expense, of such benefits as are then being provided to them under Section 5(A) hereof, and any additional benefits as may be provided to dependents of the Company's executive officers in accordance with the terms of the Company's policies and practices. In addition, any options granted to Executive which have not, by the terms of the options, vested shall be deemed to have vested as of the date of his death and shall thereafter be exercisable by Executive's beneficiary or estate for the maximum period of time allowed for exercise thereof under the terms of the option.

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         (B) DISABILITY:

         (a) In the event Executive, by reason of physical or mental incapacity, shall be disabled ("Disability") for a period of at least six (6) consecutive months, the Company shall have the option at any time thereafter to terminate Employee's employment hereunder for disability. Such termination will be effective thirty (30) days after the Board gives written notice of such termination to Executive, unless Executive shall have returned to the performance of his duties prior to the effective date of the notice. All obligations of the Company hereunder shall cease upon the effectiveness of such termination, provided that such termination shall not affect or impair any rights Executive may have under any policy of long term disability insurance or benefits then maintained on his behalf by the Company. In addition, for a period of one (1) year following termination of Executive's employment for disability, Executive and his dependents, as the case may be, shall continue to receive the benefits set forth under subparagraph 5(A) hereof, as well as such benefits as are extended to the Company's active executive employees and their dependents during such period. Any options granted to the Executive which have not, by the terms of the options, vested shall be deemed to have vested at the termination and shall thereafter be exercisable by the Employee, his beneficiary, conservator or estate, as applicable, for the maximum period of time allowed for exercise thereof under the terms of the option.

         (b) "Incapacity" as used herein shall mean the inability of the Executive due to physical or mental illness, injury or disease substantially to perform his normal duties as President and Chief Financial Officer. Executive's salary as provided for hereunder shall continue to be paid during any period of incapacity prior to and including the date on which Executive's employment is terminated for disability.

         (C) BY THE COMPANY FOR CAUSE:

         (a) The Company shall have the right, before the expiration of the term of this Agreement, to terminate this Agreement and to discharge Executive for cause (hereinafter "Cause"), and all compensation to Executive shall cease to accrue upon discharge of Executive for Cause. For the purposes of this Agreement, the term "Cause" shall mean (i) Executive's conviction of a felony;
(ii) the alcoholism or drug addiction of Executive; (iii) gross negligence or willful misconduct of Executive in connection with his duties hereunder; (iv) the determination by any regulatory or judicial authority (including any securities self-regulatory organization) that Executive directly violated, before or after the date hereof, any federal or state securities law, any rule or regulation adopted thereunder; or (v) the continued and willful failure by Executive to substantially and materially perform his material duties hereunder.

         (b) If the Company elects to terminate Executive employment for Cause under (C)(a) above, such termination shall be effective fifteen (15) days after the Company gives written notice of such termination to Executive. In the event of a termination of Executive's employment for Cause in accordance with the provisions of 7(C)(a), the Company shall have no further obligation to the Executive, except for the payment of all compensation and other vested benefits which have accrued through the date of such termination and not paid and any other benefits to which he or his dependents may be entitled by law.

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         (D) BY EXECUTIVE FOR REASON:

         Executive shall have the right to terminate his employment at any time for "good reason" (herein designated and referred to as "Reason"). The term Reason shall mean (i) the failure to elect or appoint, or re-elect or re-appoint, Executive to, or removal or improperly attempted removal of Executive from, his positions as President or Chief Financial Officer or superior positions with the Company, except in connection with the proper termination of Executive's employment by reason of Cause, Death or Disability;
(ii) a reduction in Executive's overall compensation other than his discretionary bonus under Section 3(B) above or an adverse change in the nature or scope of the authorities, powers, functions or duties normally attached to the Executive's position with the Company; (iii) the Company's failure or refusal to perform any obligations required to be performed in accordance with this Agreement after a reasonable notice and an opportunity to cure same; and
(iv) a Change in Control of the Company, as defined herein, occurs.

         (E) SEVERANCE: (a) In the event Executive's employment hereunder shall be terminated by the Executive for Reason or by the Company for other than Cause, Death or Disability: (1) the Executive shall thereupon receive as severance pay in a lump sum the amount of salary and bonuses which the Executive would have received for the remaining term of this Agreement had there been no termination, provided however, that in no event shall such lump sum payment be less than one year's salary and bonus; and (2) the Executive's (and his dependents') participation in any and all life, disability, medical and dental insurance plans shall be continued, or equivalent benefits provided to him or them by the Company, at no cost to him or them, for a period of two years from the termination; and (3) any options granted to Executive which have not, by the terms of the options, vested shall be deemed to have vested at the termination, and shall thereafter be exercisable for the maximum period of time allowed for exercise thereof under the terms of the option; and new paragraph (b) an election by Executive to terminate his employment under the provisions of this paragraph shall not be deemed a voluntary termination of employment of Executive for the purpose of interrupting the provisions of any of the Company's employee benefit plans, programs or policies.

         (F) RESIGNATION: In the event Executive resigns without Reason prior to the expiration hereof, he shall receive any unpaid fixed salary through such resignation date and such benefits to which he is entitled by law.

         (G) EXTENSION OF BENEFITS: Any extension of benefits following the termination of employment provided for herein shall be deemed to be in addition to, and not in lieu of, any period for the continuation of benefits provided for by law, either at the Company's, Executive or his dependents' expense.

         (H) CHANGE IN CONTROL: For purposes hereof, a Change in Control shall be deemed to have occurred (i) if there has occurred a "change in control" as such term is used in Item 1 (a) of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended, at the date hereof ("Exchange Act") or (ii) if there has occurred a change in control as the term "control" is defined in Rule 12b-2 promulgated under the Exchange Act.

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         8. INDEMNIFICATION: Company hereby indemnifies and holds Executive harmless to the extent of any and all claims, suits, proceedings, damages, losses or liabilities incurred by Executive and arising out of any acts or decisions done or made in the authorized scope of his employment hereunder. Company hereby agrees to pay all expenses, including reasonable attorney's fees, actually incurred by Executive in connection with the investigation of any such matter, the defense of any such action, suit or proceeding and in connection with any appeal thereon including the cost of settlements. Nothing contained herein shall entitle Executive to indemnification by Company in excess of that permitted under applicable law.

         9. WAIVER: No delay or omission to exercise any right, power or remedy accruing to either party hereto shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver of any breach hereof shall be deemed to be a waiver of any other breach hereof theretofore or thereafter occurring. Any waiver of any provision hereof shall be effective only to the extent specifically set forth in the applicable writing. All remedies afforded to either party under this Agreement, by law or otherwise, shall be cumulative and not alternative and shall not preclude assertion by either party of any other rights or the seeking of any other rights or remedies against the other party.

         10. GOVERNING LAW: The validity of this Agreement or of any of the provisions hereof shall be determined under and according to the laws of the State of California, and this Agreement and its provisions shall be construed according to the laws of the State of California, without regard to the principles of conflicts of law and the actual domiciles of the parties hereto.

         11. NOTICES: All notices, demands or other communications required or permitted to be given in connection with this Agreement shall be given in writing, shall be transmitted to the appropriate party by hand delivery, by certified mail, return receipt requested, postage prepaid or by overnight carrier and shall be addressed to a party at such party's address shown on the first page hereof. A party may designate by written notice given to the other parties a new address to which any notice, demand or other communication hereunder shall thereafter be given. Each notice, demand or other communication transmitted in the manner described in this Section 11 shall be deemed to have been given and received for all purposes at the time it shall have been (i) delivered to the addressee as indicated by the return receipt (if transmitted by mail), the affidavit of the messenger (if transmitted by hand delivery or overnight carrier) or (ii) presented for delivery during normal business hours, if such delivery shall not have been accepted for any reason.

         12. ASSIGNMENTS: This Agreement shall be binding upon and inure to the benefit of the parties and each of their respective successors, assigns, heirs and legal representatives; provided, however, that Executive may not assign or delegate his obligations, responsibilities and duties hereunder except as permitted by the Company's by-laws, custom, practice, policies or the Board of Directors. Company may not assign this Agreement without the prior written consent of Executive.

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         13. MISCELLANEOUS: This Agreement contains the entire understanding between the parties hereto and supersedes all other oral and written agreements or understandings between them with respect to the subject matter hereof. No modification or addition hereto or waiver or cancellation of any provision shall be valid except by a writing signed by the party to be charged therewith.

         14. OBLIGATIONS OF A CONTINUING NATURE: It is expressly understood and agreed that the covenants, agreements and restrictions undertaken by or imposed on Executive and, the Company hereunder, which are stated to exist or continue after termination of Executive's employment with the Company, shall exist and continue irrespective of the method or circumstances of such termination for the respective periods of time set forth herein.

         15. SEVERABILITY: The parties agree that if any of the covenants, agreements or restrictions contained herein are held to be invalid by any court of competent jurisdiction, the remainder of the other covenants, agreements restrictions and parts thereof herein contained shall be severable so not to invalidate any others and such other covenants, agreements, restrictions and parts thereof shall be given full effect without regard to the invalid portion.

         16. VENUE: JURISDICTION: The Company and the Executive hereby agree that any action, proceeding or claim against either of them arising out of, or relating in any way to this Agreement shall be brought and enforced in any of the courts of the State of California in California County, California, or the United States District Court for the Southern District of California, and irrevocably submit to such jurisdiction. The Company and the Executive hereby waive any objection to such jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company or the Executive may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to their respective addresses set forth in the initial paragraph of this agreement or such other address as a party may so notify the other parties hereto in the manner provided by Section II hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company and the Executive in any action, proceeding or claim.

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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.




                                            By:  _____________________________






Agreed and Accepted




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